CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (Nos. 333- 220338, 333-225267, 333-229284, 333-230927, 333-234388, 333-251896, 333-263964, 333-271702, 333-280712, 333-288654 and 333-293920) of our report dated October 29, 2026, relating to the consolidated financial statements of Rise Gold Corp., which appears in this Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, BC

October 29, 2026